POWER OF ATTORNEY

 WHEREAS, directors, certain officers, and beneficial

owners of more than 10% of any equity

security of AMEREN CORPORATION, a Missouri corporation

(herein referred to as the "Company"),

as well as certain directors and officers of Company subsidiaries,

are required to file with the

Securities and Exchange Commission and the New York Stock Exchange,

under Section 16 of the

Securities Exchange Act of 1934, as now and hereafter amended, statements regarding ownership and

change in ownership of equity securities of the Company or any of its subsidiaries (the "Reporting

Forms"); and

 WHEREAS, the undersigned holds a directorship, office

or offices in the Company and/or

Company subsidiaries and is required to file such Reporting Forms.

 NOW, THEREFORE, the undersigned hereby constitutes and

appoints Gregory L. Nelson

and/or Jonathan T. Shade and/or Craig W. Stensland and/or any individual who hereafter holds the

offices of Secretary or Assistant Secretary of the Company the true and lawful attorneys-in-fact of the

undersigned, for and in the name, place and stead of the undersigned,

to affix the name of the

undersigned (including, without limitation, any electronic signature)

to the Reporting Forms and any

amendments thereto, together with any other documents, certificates or instruments necessary to

facilitate the filing thereof, and, for the performance of the same acts,

each with power to appoint in

their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full

power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue

hereof. The undersigned acknowledges that the foregoing attorney-in-fact,

in serving in such capacity

at the request of the undersigned, are not assuming, nor is the Company or any of its subsidiaries

assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities

Exchange Act of 1934. The undersigned further acknowledges that in whatever capacities she may

hold in the Company and/or its subsidiaries in the future, this Power of

Attorney shall remain in full

force and effect until such time it would be revoked by the undersigned.

 IN WITNESS WHEREOF, the undersigned has hereunto set her hand this

24th day of February, 2018.

               /s/ Bhavani Amirthalingam

                    Bhavani Amirthalingam